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                                                                EXHIBIT 5.1


                  [BROBECK PHLEGER & HARRISON LLP LETTERHEAD]


                               September 23, 1997


Cisco Systems, Inc.
255 West Tasman Drive
San Jose, CA 95134


     Re: REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 23,589 shares of Common Stock, no par value per share (the "Shares"), of Cisco Systems, Inc., a California corporation (the "Company"), issued to certain former stockholders of Integrated Network Corporation, a Delaware corporation ("INC"), in connection with the purchase by the Company from INC of all of the outstanding capital stock of DAGAZ Technologies, Inc., a California corporation.

     We have examined a copy of the Restated Articles of Incorporation of the Company, amended to date, as certified by the Secretary of State of the State of California and copies of resolutions adopted by the Acquisition Committee of the Board of Directors of the Company and such other documents as we have deemed relevant to expressing the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Act and the Shares are sold by the Company as provided in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable. This opinion may be relied upon exclusively by you, and may not be relied upon by any other person without our prior written consent.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name whenever appearing in the Registration Statement and amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,



                                 BROBECK, PHLEGER & HARRISON LLP